-------------------------------------------
      W. R. Berkley Corporation                   NEWS
      475 Steamboat Road                          RELEASE
      Greenwich, Connecticut 06830
      (203) 629-3000
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FOR IMMEDIATE RELEASE                 CONTACT:   Karen A. Horvath
                                                 Vice President - External
                                                 Financial Communications
                                                 (203)629-3000


             W. R. BERKLEY CORPORATION REPORTS FIRST QUARTER RESULTS
                        NET INCOME UP 17% TO $188 MILLION


     Greenwich, CT, April 23, 2007 -- W. R. Berkley Corporation (NYSE: BER) today reported net income for the first quarter of 2007 of $188 million, or 93 cents per share, a 17% increase from $162 million, or 80 cents per share, for the first quarter of 2006. Net operating income for the first quarter of 2007 increased 15% to $184 million, or 91 cents per share, compared with $160 million, or 79 cents per share, for the corresponding quarter of 2006. Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses.



                      Summary Financial Data
                     (Amounts in thousands, except per share data)

                                                     First Quarter
                                                     -------------
                                                  2007           2006
                                                  ----           ----

Gross premiums written                        $1,383,362     $1,410,835
Net premiums written                           1,254,772      1,278,531

Net income                                       188,426        161,702
Net income per diluted share                        0.93           0.80

Net operating income                             183,630        159,949
Net operating income per diluted share              0.91           0.79

W. R. Berkley Corporation                                             Page 2


First quarter highlights included:

     o    Return on equity was 22.6% on an annualized basis.

     o GAAP combined ratio improved to 87.5% from 88.2% in the prior year period.

     o    Net investment income grew 26% to $165 million.

     o    Paid loss ratio was 41.7%.


     Commenting on the Company's results, William R. Berkley, chairman and chief executive officer, said: "Our first quarter performance was generally in line with our expectations. We are pleased that our return on equity was over 22% in spite of the substantial increase in our capital base as a result of last year's earnings. In the current environment, we have not been able to fully leverage our capital as rapidly as it is currently being generated. We remain cognizant of the desirability of maintaining only the "right" amount of capital. However, we continue to explore opportunities that we believe may represent attractive investments in our business.

     "The slight decrease in our premium volume reflects continuing competition and modestly declining rates. Nevertheless, we believe new business is being written at attractive underwriting margins. We remain cautious in establishing our loss reserves and believe that returns in excess of twenty percent are likely to continue through the rest of the year and into next year," Mr. Berkley concluded.

W. R. Berkley Corporation                                             Page 3


Webcast Conference Call

     The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Tuesday, April 24, 2007 at 9:00 a.m. eastern time. The conference call will be webcast live on the Company's website at www.wrberkley.com. A recording of the call will be available on the Company's website approximately two hours after the end of the conference call.


About W. R. Berkley Corporation

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.

Forward Looking Information

         This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2007 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the insurance and reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of competition, the success of our new ventures or acquisitions and the availability of other opportunities, the availability of reinsurance, exposure as to coverage for terrorist acts, our retention under The Terrorism Risk Insurance Act of 2002, as amended ("TRIA"), and the potential expiration of TRIA, the ability of our reinsurers to pay reinsurance recoverables owed to us, investment risks, including those of our portfolio of fixed income securities and investments in equity securities, including merger arbitrage investments, exchange rate and political risks relating to our international operations, legislative and regulatory developments, including those related to alleged anti-competitive or other improper business practices in the insurance industry, changes in the ratings assigned to us by ratings agencies, the availability of dividends from our insurance company subsidiaries, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2007 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any projections of growth in the Company's net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                      # # #

W. R. Berkley Corporation                                                 Page 4

                         Consolidated Financial Summary
                  (Amounts in thousands, except per share data)


                                                     First Quarter
                                                     -------------
                                                  2007           2006
                                                  ----           ----
Revenues:
  Net premiums written                        $ 1,254,772    $ 1,278,531
  Change in unearned premiums                     (99,839)      (132,154)
                                              -----------    -----------
    Premiums earned                             1,154,933      1,146,377
  Net investment income                           165,421        131,497
  Service fees                                     25,993         26,594
  Realized investment gains                         7,390          2,675
  Other income                                      5,284            391
                                              -----------    -----------
    Total revenues                              1,359,021      1,307,534
                                              -----------    -----------

Expenses:
  Losses and loss expenses                        685,147        701,198
  Other operating expenses                        385,231        355,654
  Interest expense                                 20,700         23,469
                                              -----------    -----------
Total expenses                                  1,091,078      1,080,321
                                              -----------    -----------

    Income before income taxes
     and minority interest                        267,943        227,213

Income tax expense                                (79,135)       (64,923)
Minority interest                                    (382)          (588)
                                              -----------    -----------

Net income                                      $ 188,426      $ 161,702
                                              ===========    ===========

Earnings per share:
    Basic                                         $  0.98        $  0.84
                                              ===========    ===========
    Diluted                                       $  0.93        $  0.80
                                              ===========    ===========

Average shares outstanding:
    Basic                                         193,199        191,741
    Diluted                                       202,076        202,331

W. R. Berkley Corporation                                                 Page 5


                          Operating Results by Segment
                    (Amounts in thousands, except ratios (1))

                                                         First Quarter
                                                         -------------
                                                  2007                 2006
                                                  ----                 ----
Specialty:
  Gross premiums written                  $     457,852        $     474,301
  Net premiums written                          433,975              447,563
  Premiums earned                               443,455              418,245
  Pre-tax income                                127,712              106,486
  Loss ratio                                        58.0%                59.9%
  Expense ratio                                     26.0%                25.3%
  GAAP combined ratio                               84.0%                85.2%

Regional (2):
  Gross premiums written                  $     377,418        $     364,666
  Net premiums written                          325,373              311,381
  Premiums earned                               304,367              289,962
  Pre-tax income                                 55,321               54,630
  Loss ratio                                        58.6%                56.6%
  Expense ratio                                     31.0%                31.0%
  GAAP combined ratio                               89.6%                87.6%

Alternative Markets:
  Gross premiums written                  $     280,428        $     273,448
  Net premiums written                          250,523              238,422
  Premiums earned                               162,664              162,741
  Pre-tax income                                 67,718               67,122
  Loss ratio                                        56.2%                55.4%
  Expense ratio                                     22.6%                21.2%
  GAAP combined ratio                               78.8%                76.6%

Reinsurance:
  Gross premiums written                  $     205,182        $     247,033
  Net premiums written                          190,861              235,809
  Premiums earned                               185,278              225,242
  Pre-tax income                                 46,407               30,059
  Loss ratio                                        64.6%                72.6%
  Expense ratio                                     32.2%                27.4%
  GAAP combined ratio                               96.8%               100.0%

International:
  Gross premiums written                  $      62,482        $      51,387
  Net premiums written                           54,040               45,356
  Premiums earned                                59,169               50,187
  Pre-tax income                                  7,371                5,912
  Loss ratio                                        65.2%                65.7%
  Expense ratio                                     31.9%                33.5%
  GAAP combined ratio                               97.1%                99.2%

W. R. Berkley Corporation                                                 Page 6

                    (Amounts in thousands, except ratios (1))

                                                          First Quarter
                                                          -------------
                                                   2007                   2006
                                                   ----                   ----
Corporate and Eliminations:
   Realized investment gains              $        7,390        $       2,675
   Interest and other, net                       (43,976)             (39,671)
   Pre-tax loss                                  (36,586)             (36,996)

Total:
   Gross premiums written                 $    1,383,362        $   1,410,835
   Net premiums written                        1,254,772            1,278,531
   Premiums earned                             1,154,933            1,146,377
   Pre-tax income                                267,943              227,213
   Loss ratio                                       59.3%                61.2%
   Expense ratio                                    28.2%                27.0%
   GAAP combined ratio                              87.5%                88.2%


(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. For the international segment, the loss and expense ratios do not include life insurance business. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2) For the first quarter of 2007 and 2006, weather-related losses for the regional segment were $6.3 million and $4.6 million, respectively.

W. R. Berkley Corporation                                                 Page 7

                       Selected Balance Sheet Information
                  (Amounts in thousands, except per share data)

                                               March 31,            December 31,
                                                 2007                   2006
                                                 ----                   ----

Net invested assets (1)                  $   12,543,325       $     12,012,298
Total assets                                 16,538,194             15,656,489
Reserves for losses and loss expenses         8,002,547              7,784,269
Senior notes and other debt                   1,121,523                869,187
Junior subordinated debentures                  242,005                241,953
Stockholders' equity (2)                      3,537,028              3,335,159
Shares outstanding, net of treasury stock       194,012                192,772
Stockholders' equity per share                    18.23                  17.30



(1) Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2) Stockholders' equity includes after-tax unrealized gains from investments and currency translation adjustments of $126 million as of March 31, 2007 and December 31, 2006.

W. R. Berkley Corporation                                                 Page 8

                            Supplemental Information
                             (Amounts in thousands)

                                                     First Quarter
                                                     -------------

                                               2007                 2006
                                               ----                 ----
Reconciliation of net operating
 income to net income:

  Net operating income (1)             $    183,630         $    159,949
  Realized investment gains
    net of taxes                              4,796                1,753
                                       --------------     --------------
      Net income                       $    188,426         $    161,702
                                      ===============    ===============
Return on equity (2):

  Net income                                   22.6%                25.2%
  Net operating income                         22.0%                24.9%

Reconciliation of cash flow:

  Cash flow before trading account
    transfers (3)                      $     357,221        $     436,166
  Trading account transfers                        -             (200,000)
                                         --------------     --------------
    Cash flow from operations          $     357,221        $     236,166
                                      ===============       =============



(1) Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses. Management believes that excluding realized investment gains and losses, which result primarily from changes in general economic conditions, provides a useful indicator of trends in the Company's underlying operations.

(2) Return on equity represents net income and net operating income expressed on an annualized basis as a percentage of beginning of year stockholders' equity.

(3) Cash flow before trading account transfers is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Management believes that cash transfers to and withdrawals from the arbitrage trading account are the result of changes in investment allocations and that excluding such transfers provides a useful measure of the Company's cash flow.